Exhibit 10.1

AMN Healthcare 2025 Equity Plan

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the AMN Healthcare 2025 Equity Plan (as may be amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, directors, and other key persons (including consultants and prospective employees) of AMN Healthcare Services, Inc., a Delaware corporation (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms shall be defined as set forth below:

“409A Award” is defined in Section 13.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and that is comprised of (unless the Board determines otherwise) not less than two Non-Employee Directors.

“Company” is defined in the introductory paragraph of this Section 1.

“Company’s Previous Equity Plan” means the AMN Healthcare 2017 Equity Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on a given date, unless otherwise determined by the Administrator, means (i) if the Stock is listed or admitted to trading on any stock exchange, the closing price as reported by such stock exchange (for example, on its official web site, such as www.nyse.com), (a) for the purpose of determining the tax withholding due upon the vesting or settlement of Restricted Stock Awards, Restricted Stock Unit Awards and Unrestricted Stock Awards and the related purpose of valuing Stock withheld from such Awards to satisfy tax withholding obligations, on the business day prior to such date, (b) for all other purposes under the Plan, on such date, or, (c) if there is no trading of Stock on the applicable date set forth in clause (i)(a) or (i)(b), such closing price on the next preceding date on which there was trading in such Stock; (ii) if the Stock is not listed or admitted to trading on a stock exchange, the mean between the lowest reported bid price and highest reported ask price of the Stock in the over-the-counter market, as reported by such over-the-counter market (for example, on its official web site, such as www.otcbb.com), (a) for the purpose of determining the tax withholding due upon the vesting or settlement of Restricted Stock Awards, Restricted Stock Unit Awards and Unrestricted Stock Awards and the related purpose of valuing Stock withheld from such Awards to satisfy tax withholding obligations, on the business day prior to such date, (b) for all other purposes under the Plan, on such date, (c) if there is no trading of Stock on the applicable date set forth in clause (ii)(a) or (ii)(b), such mean on the next preceding date on which there was a report, or (d) if no official report exists, as reported on the applicable date by any publication of general circulation selected by the Company that regularly reports the market price of the shares of Stock in such market; or (iii) if the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee with respect to such date.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16(b)-3 promulgated under the Exchange Act or any successor definition thereof adopted by the Board.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Option Award” or “Stock Option Award” means any Award granted pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

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“Performance Criteria” used in performance goals governing performance-based Awards may include without limitation: (i) market value; (ii) book value; (iii) earnings or earnings per share (either basic or diluted), in each case, either before or after taxes (and other adjustments, including, without limitation, adjustments for stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in United States Generally Accepted Accounting Principles (“GAAP”) treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, depreciation and amortization, and expenses resulting from severance arrangements with terminated employees); (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital or invested capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) total shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement or ratios; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization (and other adjustments, including, without limitation, stock compensation expense, integration expenses, incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, extraordinary legal costs (including damages, settlements and attorneys’ fees), changes in GAAP treatment of revenue or expenses, discontinued operations, goodwill and other identified asset impairments, and expenses resulting from severance arrangements with terminated employees); (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expenses (including, without limitation, SG&A as a percentage of revenue or similar ratios); (xxii) revenue; (xxiii) the Company’s Stock price or its enterprise value; (xxiv) completion of acquisitions or business expansion; (xxv) operating income or (xxvi) any other objective or subjective performance measure.

Performance Criteria may be measured in absolute terms or as compared to the results of a peer group, other group of comparable companies selected by the Committee, or an index and may include or exclude, as applicable, the effects of the following events that occur during a performance period: (a) gains or losses on sales or dispositions, (b) asset write-downs, which may include without limitation goodwill and other identified intangible asset impairments, (c) changes in tax law or rate, including the impact on deferred tax liabilities, (d) the cumulative effect of changes in accounting principles or changes in accounting policies, including changes in GAAP treatment of revenue and expenses, (e) events of an “unusual nature” and/or of a type that indicate “infrequency of occurrence,” as defined in FASB Accounting Standards Update 2015-01, (f) acquisitions occurring after the start of a performance period, integration expenses related to acquisitions, or unbudgeted costs incurred related to future acquisitions, (g) operations discontinued, divested or restructured, including severance costs, (h) gains or losses on refinancing or extinguishment of debt, (i) foreign exchange gains and losses, (j) all or any portion of litigation expenses (including attorneys’ fees, court costs and other out-of-pocket expenses), amounts paid as damages, claim judgments, or settlements, (k) stock compensation expense, (l) expenses resulting from severance arrangements with terminated employees, (m) incentive awards recorded in the Company’s financial books and records, including annual and long-term incentive awards, (n) depreciation and amortization and (o) any other event or condition specified in such Award agreement.

“Plan” is defined in the introductory paragraph of this Section 1.

“Restricted Stock” is defined in Section 7(a).

“Restricted Stock Award” means any Award granted pursuant to Section 7.

“Restricted Stock Unit Award” means any Award granted pursuant to Section 8.

“Sale Agreement” is defined in Section 3(g)(i).

“Sale Event” means the consummation of any of the following:

(a)    the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or a “person” who, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

(b)    the sale of all or substantially all of the business or assets of the Company; or

(c)    the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination:

(x)    a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or

(y)    the Company’s stockholders immediately prior to the Business Combination thereafter cease to beneficially own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation in substantially the same proportions as their ownership of the Company immediately prior to the Business Combination (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

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Notwithstanding anything to the contrary, for any Award subject to Section 409A, no Sale Event shall be deemed to have occurred for purposes of establishing a time of payment unless such event constitutes an event specified in Section 409A(a)(2)(A)(v) of the Code and the Treasury regulations promulgated thereunder, provided, that such qualification shall not apply for purposes of determining whether a grantee’s rights to the Award become vested or otherwise unconditional on the Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Company’s common stock, par value $.01 per share, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Substitute Award” means any Award granted pursuant to Section 3(h).

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or subsidiary corporation within the meaning of Section 424(f) of the Code.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Committee. The Plan shall be administered by either the Board or the Committee (the “Administrator”). The Board shall have discretion to determine whether or not it intends the Plan (and actions thereunder) to comply with the exemption requirements of Rule 16b-3 promulgated under the Exchange Act. However, if the Board intends to satisfy such exemption requirements, with respect to any grantee subject to Section 16 of the Exchange Act, the Committee, as applicable, shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors.

(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)     to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii)   to determine the number of shares of Stock to be covered by any Award;

(iv)   to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award, including in the event of death or disability;

(vi)   subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the material terms and conditions of the Awards that are consistent with the terms of this Plan. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate that were consistent with the terms of the Plan.

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(d)    Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. Subject to adjustment as provided in this Section 3, a total of 1,781,073 shares of Stock shall be authorized for Awards granted under the Plan less one (1) share for every one (1) share granted under the Company’s Previous Equity Plan after March 4, 2025. Subject to adjustment as provided in this Section 3, no more than 1,000,000 shares of Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. After stockholder approval of this Plan, no awards may be granted under the Company’s Previous Equity Plan.

(b)    Add-Back of Certain Shares. If (i) any shares of Stock subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of shares of Stock, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such Award (including on payment in shares of Stock on exercise of a Stock Appreciation Right), such shares of Stock shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares of Stock available for grant under the Plan or (ii) after March 4, 2025 any shares of Stock subject to an award under the Company’s Previous Equity Plan are forfeited, an award under the Company’s Previous Equity Plan expires or otherwise terminates without issuance of such shares of Stock, or an award under the Company’s Previous Equity Plan is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the shares of Stock subject to such award (including on payment in shares of Stock on exercise of a stock appreciation right), then in each such case the shares of Stock subject to the Award or award under the Previous Equity Plan shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the shares of Stock available for grant under the Plan on a one-for-one basis.

In the event that withholding tax liabilities arising from a Full-Value Award are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then, in each such case, the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis. In the event that after March 4, 2025 withholding tax liabilities arising from a full-value award under the Previous Equity Plan are satisfied by the tendering of shares of Stock (either actually or by attestation) or by the withholding of shares of Stock by the Company, then in each such case the shares of Stock so tendered or withheld shall be added to the shares of Stock available for grant under the Plan on a one-for-one basis. A “Full Value Award” means an Award that is neither a Stock Option nor a Stock Appreciation Right.

(c)    No Recycling of Options or SARs. Notwithstanding anything to the contrary contained herein, the following shares of Stock shall not be added to the shares of Stock available for grant under the Plan: (i) shares tendered by the Participant or withheld by the Company in payment of the purchase price of a Stock Option or, after March 4, 2025, an option under the Previous Equity Plan, (ii) shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after March 4, 2025, options or stock appreciation rights under the Previous Equity Plan, (iii) shares subject to a Stock Appreciation Right or, after March 4, 2025, a share appreciation right under the Previous Equity Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after March 4, options under the Prior Plan.

(d)    Director Limits. The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any non-employee Director, taken together with any cash fees paid during the fiscal year to the non-employee Director, in respect of the Director’s service as a member of the Board during such year (including service as a member or chair of any committees of the Board), shall not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes). The independent members of the Board may make exceptions to this limit for a non-executive chair of the Board, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(e)    Character of Shares. Any shares of Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

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(f)    Changes in Stock. Subject to Section 3(g) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, extraordinary cash dividend or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or Subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the maximum number of shares of Stock that underlie Incentive Stock Options, (iii) the number and kind of shares or other securities subject to any then outstanding Awards, (iv) the repurchase price, if any, per share of Stock subject to each outstanding Restricted Stock Award, (v) the price for each share of Stock subject to any then outstanding Stock Options and Stock Appreciation Rights, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable, and (vi) and the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto). The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares of Stock subject to outstanding Awards and the exercise price and the terms of outstanding Awards in a proportionate manner to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other similar event to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of a Stock Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute an adverse modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(g)	Sale Event.

(i)     If the Company is a party to a Sale Event, outstanding Awards shall be subject to the applicable agreement of merger, reorganization, or sale of assets (the “Sale Agreement”). Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(A)   The continuation of the Award by the Company (if the Company is the surviving corporation).

(B)   The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an Incentive Stock Option).

(C)   The substitution by the surviving corporation or its parent of a new Award, and with respect to an Award that is subject to Section 409A, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an Incentive Stock Option).

(D)   Full exercisability of an Option, full vesting of the shares of Stock subject to an Option and/or full vesting of all other Awards, followed by the cancellation of the Option or Award. The full exercisability of an Option, full vesting of the shares of Stock subject to the Option and/or full vesting of all other Awards may be contingent on the closing of such Sale Event. The grantee will be able to exercise an Option during a period of not less than fifteen (15) full business days preceding the effective date of such Sale Event, unless a shorter period is required to permit a timely closing of such Sale Event and such shorter period still offers the grantee a reasonable opportunity to exercise an Option. Any exercise of an Option during such period may be contingent on the closing of such Sale Event. Notwithstanding the foregoing, if an Award’s vesting or grant is based on the achievement of performance criteria then the Administrator may accelerate vesting or grant as to (1) the target number of shares of Stock that would be vested or awarded upon the achievement of such performance criteria, (2) the pro-rata amount (based on the number of days from the date of grant to the date of the Sale Event divided by the number of days in the applicable performance period) of the shares of Stock subject to the Award or grant of an Award, but only if the vesting or grant of the Award will not be determined based on actual results of the achievement of the performance criteria, (3) if set forth in the Award agreement, application of the performance criteria as of the date of the Sale Event or (iv) any other manner set forth in the applicable Award agreement.

(E)    A payment to the grantee equal to the excess of (1) the Fair Market Value of the shares of Stock subject to the Award as of the effective date of such merger or consolidation over (2) the exercise price or purchase price of shares of Stock, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to grantees as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such shares of Stock would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such shares of Stock are then vested. However, such payment may be subject to vesting based on the grantee’s continuing service as an employee, consultant or director. In addition, any escrow, holdback, earn-out or similar provisions in the agreement of merger or consolidation may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of shares of Stock. If the exercise price of the shares of Stock subject to an Option exceeds the Fair Market Value of such shares of Stock, then the Option may be cancelled without making a payment to the grantee. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

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(ii)   For the purposes of this subsection (g), the Award shall be considered assumed if, following the Sale Event, the Stock Option, Restricted Stock or other right confers the right to purchase or receive, for each share of Stock subject to the Award immediately prior to the Sale Event, the consideration (whether stock, cash, or other securities or property) received in the Sale Event by holders of Stock for each share of Stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration received in the Sale Event is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Stock subject to the Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Stock in the Sale Event.

(iii)   The Company shall have the discretion to provide in each Award agreement other terms and conditions that relate to (A) vesting of the Award in the event of a Sale Event, and (B) assumption of such Awards or issuance of comparable securities or new incentives in the event of a Sale Event. The aforementioned terms and conditions may vary in each Award agreement, and may be different from and have precedence over the provisions set forth in this Section 3(g). The Company is not required to treat all Awards in an identical manner.

(h)    Substitute Awards. The Administrator may grant “Substitute Awards” under the Plan in substitution for stock and stock-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the Substitute Awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards shall not reduce the shares authorized for grant under the Plan or the applicable limitations for grant to a grantee under Section 3(d) or 10(d), nor shall shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

(i)     No Dividends Payable with Respect to Unvested Awards. Notwithstanding anything herein to the contrary, with respect to any Award under this Plan, no dividends (or dividend equivalents) shall be payable with respect to any shares of Stock underlying an Award until such Award (or the applicable part of the Award) has vested. Notwithstanding the foregoing, a grantee shall have the right to the accrual of dividends (or dividend equivalents) on the unvested portion of an Award that may be payable (either in (A) cash, (B) like-kind property as that subject to the applicable dividend, if not cash, (C) the form of a dividend equivalent increase in the number of shares of Stock issuable upon vesting, or (D) a combination of the foregoing) upon the vesting of the Award (or subject portion thereof).

(j)     Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based Awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with a business acquisition, (ii) shares delivered in lieu of fully vested cash obligations, (iii) Awards to non-employee Directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 3(a); and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Sale Event, in the terms of the Award agreement or otherwise.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such officers and other employees, directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its discretion.

SECTION 5. STOCK OPTIONS

(a)    Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve. The grant of a Stock Option Award is contingent on the grantee executing an Award agreement in respect thereof as soon as reasonably practicable and in no event later than 45 days after the date of grant. Subject to any limitations within the Plan, the terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)   Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

Notwithstanding the foregoing, a Stock Option may be granted with an exercise price lower than 100% of the Fair Market Value of the Stock if such Stock Option is a Substitute Award and is granted in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

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(c)   Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Option (x) the exercise of the Stock Option is prohibited by applicable law or (y) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Administrator may provide that the term of the Stock Option shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Option at the date the initial term would otherwise expire is above the Fair Market Value.

(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable after vesting at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)   Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement or as approved by the Committee:

(i)     In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)    Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered shares of Stock shall have been owned by the optionee for at least six months;

(iii)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that if optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure;

(iv)   By reduction in the number of shares of Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to (1) the aggregate option exercise price at the time of exercise, plus (2) the amount necessary to cover any tax withholding in respect of the exercise; or

(v)   Any combination of the foregoing methods.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). If an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares of Stock attested to.

(f)     Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company (or its Parent, if any, or any “subsidiary corporation” within the meaning of Section 424(f) of the Code) become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)    Nature of Stock Appreciation Rights. Stock Appreciation Rights entitle the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Rights multiplied by the number of shares of Stock with respect to which the Stock Appreciation Rights shall have been exercised.

(b)   Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Stock Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

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(c)    Terms and Conditions of Stock Appreciation Rights. The grant of a Stock Appreciation Right is contingent on the grantee executing an Award agreement in respect thereof as soon as reasonably practicable and in no event later than 45 days after the date of grant. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees, subject to any limitations within the Plan, including the following:

(i)     The exercise price of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right is granted in tandem with a Stock Option), provided that, a Stock Appreciation Right may be granted with an exercise price lower than 100% of the Fair Market Value of the Stock if such Stock Appreciation Right is a Substitute Award and is granted in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(ii)    Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(iii)   Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iv)   No Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right was granted, provided that, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares of Stock may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the Administrator may provide that the term of the Stock Appreciation Right shall be extended but not beyond a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Appreciation Right at the date the initial term would otherwise expire is above the Fair Market Value.

SECTION 7. RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be equal or greater than the Stock’s par value) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement as soon as reasonably practicable and in no event later than 45 days after the date of grant. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Rights as a Stockholder. Upon execution of a written instrument setting forth the Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to the limitations set forth in Section 3(i) and such other conditions contained in the written instrument evidencing the Restricted Stock Award.

Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock is vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)   Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives, and other conditions on which the non-transferability of the shares of Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives, and other conditions, the shares of Restricted Stock on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares of Restricted Stock shall be subject to the provisions of Section 7(c) above.

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SECTION 8. RESTRICTED STOCK UNIT AWARDS

(a)    Nature of Restricted Stock Unit Awards. A Restricted Stock Unit Award is an Award of a right to receive an equivalent of one or more shares of Stock, which value may be paid to the grantee in cash, shares of Stock or a combination of both as set forth in the Restricted Stock Unit Award agreement and as the Committee determines in its sole discretion, and subject to restrictions and conditions as the Administrator may determine at the time of grant. Restricted stock units do not constitute a share of Stock nor do they represent any ownership interest in the Company. Notwithstanding the foregoing, any settlement of a Restricted Stock Unit Award resulting in a fractional share of Stock shall settle such fractional share of Stock in cash. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Unit Award is contingent on the grantee executing a Restricted Stock Unit Award agreement as soon as reasonably practicable and in no event later than 45 days after the date of grant. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)    Election to Receive Restricted Stock Unit Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Stock Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such deferred compensation shall be converted to a fixed number of restricted stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c)    Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder.

(d)    Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all restricted stock units under a Restricted Stock Unit Award that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. RESERVED

SECTION 11. TRANSFERABILITY OF AWARDS

(a)    Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.

No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)   Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) without monetary consideration to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award agreement.

(c)    Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

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SECTION 12. TAX WITHHOLDING

(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied (or up to the maximum required tax withholding obligation satisfied if permitted by the Administrator in its sole discretion), in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided that if a grantee makes no such election, then the grantee is deemed to authorize the Company to withhold shares of Stock as provided under subsection (i) of this Section 12(b) in the amount of the minimum required tax withholding obligation.

SECTION 13. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A

If any Stock Option or Stock Appreciation Right under the Plan is unintentionally granted with an exercise price of less than 100 percent of the Fair Market Value of the Stock on the date of grant, or such grant is materially modified and deemed a new grant at a time when the Fair Market Value of the Stock exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a)    Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i)     Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii)    Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(1) of the Code and regulations promulgated thereunder), exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii)   Death. The date of death of the 409A Award grantee.

(iv)   Disability. The date the 409A Award grantee becomes Disabled (within the meaning of Section 13(c)(ii) hereof).

(v)    Unforeseeable Emergency. The occurrence of an Unforeseeable Emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi)   Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event; provided that the rules related to a Plan termination upon a Change in Control Event shall also apply.

(b)    No Acceleration. The payment, settlement or disposition of a 409A Award may not be accelerated prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i)     Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii)    Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii)   Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

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(c)    Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i)    “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(i)(5) of the regulations promulgated under Section 409A).

(ii)    “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries, or (iii) is determined to be totally disabled by the Social Security Administration.

(iii)   “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

(d)    Interpretation of Plan to Comply with Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the grantee’s termination of service shall instead be paid on the first payroll date after the six-month anniversary of the grantee’s separation from service (or his or her death, if earlier). Notwithstanding the foregoing, neither the Company nor the Administrator shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any grantee under Section 409A of the Code and neither the Company nor the Administrator will have any liability to any grantee for such tax or penalty.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)    a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

(b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing, or

(c)    any other transfer that the Committee in its sole discretion determines is not a termination of employment.

Subject to Section 14(b) and (c) above, if the employee’s employer ceases to be the Company or a Subsidiary, the employee shall be deemed to have terminated employment for purposes of the Plan.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but, unless otherwise required by law, no such action shall adversely affect in any material respect rights under any outstanding Award without the grantee’s consent. Except in connection with a Sale Event involving the Company or a change in Stock (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) as provided in Section 3(f) or 3(g), unless there is stockholder approval, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, and outstanding Options or Stock Appreciation Rights that are underwater (i.e., the exercise price per share exceeds the Fair Market Value per share) may not be cancelled in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan (except pursuant to Section 3(f) of the Plan), (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall not be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders or to approval of any grantee of such Incentive Stock Options. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(g).

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SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a)    No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)    Delivery of Stock. Upon exercise of a right granted under this Plan, the Company shall issue the applicable shares of Stock or pay any amounts due within a reasonable period of time thereafter.

(c)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d)    Incorporation of Company Policy Restrictions. Option exercises and grant or settlement of Awards under the Plan shall be subject to the following: (i) the Company’s insider trading policy and procedures, as in effect from time to time, (ii) the policies that the Company adopts prior to or after the grant of any Award under this Plan, including in connection with applicable Federal, state or local law, government regulations or stock exchange listing requirements, such as the Sarbanes-Oxley Act or the Dodd-Frank Act. The action permitted to be taken under this Section 17(d) is in addition to, and not in lieu of, any and all other rights of the Administrator or the Company under applicable law and shall apply notwithstanding anything to the contrary in the Plan.

(e)    Clawback; Forfeiture Events. The Committee may specify in an Award agreement that the grantee’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award agreement or otherwise applicable to the grantee, or other conduct by the grantee that is detrimental to the business or reputation of the Company or its affiliates. Awards may also be subject to recovery under any law, government regulation, stock exchange listing requirement or Company policy adopted pursuant to such laws, including without limitation, the federal securities laws.

(f)    No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional shares of Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated. In the case of an exercise of Stock Appreciation Rights, the Company shall aggregate all Stock Appreciation Rights exercised simultaneously by the grantee in determining any fractional share of Stock that would remain.

(g)    Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that grantees subject to Section 16 of the Exchange Act will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability thereunder. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 17(g), such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict unless the Administrator expressly deems otherwise.

(h)    Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award agreements.

SECTION 18. EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date of approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the effective date of this Plan.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE AMN HEALTHCARE 2025 EQUITY PLAN APPROVED BY BOARD OF DIRECTORS: March 13, 2025

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